Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2012, relating to the financial statements of Otter Tail Corporation, and the effectiveness of Otter Tail Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Otter Tail Corporation for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN

May 11, 2012